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                                                                    EXHIBIT 23.3


As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement of our report included in the Company's Registration Statement (Form S-1, No. 333-31539) and to all references to our firm included in or incorporated by reference into this Registration Statement.

                                    /s/ Miller & Co. LLP

York, Pennsylvania
September 18, 1997